OrthoLogic, Corp.
Statement of Computation of Net Loss per Weighted Average
  Number of Common Shares Outstanding
(in thousands, except per share amounts)

                                                   Years Ended December 31,
                                               --------------------------------
                                                 1999        1998        1997
                                               --------    --------    --------
Net loss                                       $   (586)   $(17,838)   $(17,714)
                                               ========    ========    ========
Common shares outstanding at end of period       27,638      25,302      25,255

Adjustment to reflect weighted average
  for shares issued during the period            (1,560)        (11)       (139)
                                               --------    --------    --------
Weighted average number of
  common shares outstanding                      26,078      25,291      25,116
                                               ========    ========    ========
Net loss per weighted average number
  of common shares outstanding                    (0.02)      (0.71)      (0.71)
                                               ========    ========    ========